EXHIBIT 10.10


April 2, 2001



VIA HAND DELIVERY


Mr. Sean P. McGowan
132N 9800W Hawthorne Road
Mequon, WI   53097

Re:	Severance Agreement, Non-Competition Agreement and Mutual Release

Dear Mr. McGowan:

     This will confirm our agreement concerning the end of your employment for and the end of your service as an officer and director of Catalyst International, Inc. (the "Company"). Your last day of employment with the Company was March 14, 2001 (the "Separation Date"). Effective on the Separation Date, you will be deemed to have resigned as an employee, officer and director of the Company.

     1. In consideration of your undertakings set forth in Paragraph 2, below, including without limitation, the covenants in Paragraphs 2(E), 2(F), 2(G) and 2(H), below, you will receive the following payments and benefits within the applicable time periods set forth below, unless required by applicable law to be provided earlier:

     (A) Whether or not you sign this agreement, the Company will pay you your base salary through the Separation Date and for all of your unused vacation which has been accrued as of the Separation Date. Payments made under this Paragraph 1(A) will be subject to normal deductions for income and payroll taxes.

     (B) Within five (5) business days following the expiration of the Revocation Period described in Paragraph 3(E), below, the Company will pay you $481,500 in a lump sum as severance pay. This severance payment represents eighteen (18) months of your base salary and will be subject to applicable withholding and employment taxes. You agree that for unemployment compensation purposes, such payment will be allocated to the workweeks between March 18, 2001 and September 14, 2002, and that you will be ineligible for and will not seek unemployment compensation benefits during that period.

     (C) The Company will provide you and your family with the right to participate, in the Company's group health insurance plan in accordance with the mandates of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). Current COBRA coverage for you and your family costs a total of $540.39 per month, and changes effective March 1 of each year. If you elect COBRA coverage in a timely manner, sign and return this agreement as specified in Paragraph 3(A), below, and do not exercise your revocation rights (described in Paragraph 3(E), below), the Company will pay for COBRA coverage for you and your family until the earlier of (i) March 30, 2002 or
(ii) the date that you obtain other health insurance coverage. Furthermore, within ten (10) calendar days of your obtaining other health insurance coverage, you agree to inform the Company of such fact in writing.

     (D) If you participated in the Company's 401(k) Plan (the "Plan"), you will retain your vested rights as of the Separation Date in the Plan and are eligible to receive all funds in your account under the terms of the Plan. You will cease to have any right to make any further contributions under the Plan, effective on the Separation Date.

     (E) Within five (5) business days of the end of the Restricted Period (as defined in Paragraph 2(E),below) and provided that you have not breached any of your undertakings in Paragraphs 2(E), 2(F), 2(G), 2(H) and 2(K), below, the Company will make on your behalf, in consideration for your undertakings in Paragraph 2 below, including your covenants in Paragraph 2(E), 2(F), 2(G) and 2(H), below, a payment up to an amount not to exceed $600,000 equal in amount to the outstanding principal amount then due under the promissory note dated September 17, 1999 (the "Note") from you to Bank One, Wisconsin (the "Bank"), which you represent is currently $600,000. Such payment shall be made directly to Bank One in exchange for the receipt by the Company of the cancelled Note and the cancellation of the Company's Guarantee of the Note (the "Company Guaranty") and will be subject to any applicable withholding and employment taxes. In addition, the following provisions will govern the Note:

     (i) So long as the Note is outstanding and provided that you have not breached any of your undertakings in Paragraphs 2(E), 2(F), 2(G) and 2(H), below, the Company will pay to you in consideration for your covenants in Paragraphs 2(E), 2(F), 2(G) and 2(H), below, an amount not to exceed $4,000 per month, which you will use to pay the interest due on the Note. The Company shall pay such amount via a direct deposit into an account in your name at the Bank. The Company will report such payments as income to you and such payments shall be subject to any applicable withholding and employment taxes. The Bank will have the right to debit your account in the amount of the interest due on the Note.

     (ii) To the extent that you breach your obligations under Paragraphs 2(E), 2(F), 2(G), 2(H) or 2(K), and the Company is obligated to pay any amounts under the Company Guaranty as a result of your failure to pay all amounts due under the Note, you will personally reimburse the Company in full for any and all such amounts and you agree that the

Company may exercise all remedies to enforce this obligation, including without limitation, obtaining equitable relief. The Company's payment of the Note under this Paragraph 1(E) shall not be deemed a payment under the Company Guaranty.

     (F) Within five (5) business days of the end of the Restricted Period and provided that you have not breached any of your undertakings in Paragraphs 2(E), 2(F), 2(G), 2(H) and 2(K), below, the Company will pay on your behalf to the appropriate taxing authorities, in consideration for your covenants in Paragraphs 2(E), 2(F), 2(G) and 2(H), below, an aggregate amount not to exceed $490,000 which is intended to reimburse you for the federal and state income taxes (including any FICA/self-employment taxes) incurred by you as a result of the payments in Paragraph 1(E), above, and this Paragraph 1(F). Such payment will be reported as income to you and will be subject to any applicable withholding and employment taxes and will be calculated based upon the highest applicable marginal tax rates applicable to you at the time of such payment and will include additional federal income taxes incurred by you pursuant to Section 68 of the Internal Revenue Code of 1986, as amended. In other words, if your aggregate tax payments as a result of the payment in Paragraph 1(E), above, and this Paragraph 1(F), are less than $490,000, then the Company will pay on your behalf such lesser amount. If your aggregate tax payments as a result of the payments in Paragraph 1(E), above, and this Paragraph 1(F) exceed $490,000, the Company will pay on your behalf $490,000 and you will be responsible for any additional tax payment. The Company will provide to you proof of payment to the appropriate taxing authorities under this Paragraph 1(F).

     (G) The Company hereby releases you from any claims arising out of or related in any way to your employment by it and all other events, occurrences and transactions through and including the date its representative signs this agreement, other than claims which arise out of this agreement or your breach thereof. This release of claims applies whether the claims are known, unknown, anticipated or unanticipated by the Company. The Company further waives its rights to any remedies or benefits related to the claims it releases under this Paragraph 1(G).

     2. Your Undertakings. In exchange for the benefits provided to you under Paragraph 1, above, you agree as follows:

     (A) You hereby, on behalf of yourself, and your heirs, successors and assigns, release the Company and its past and present officers, directors, stockholders and employees, from any claims arising through and including the date you sign this agreement including, but not limited to, all claims arising out of your employment with the Company and the termination of that employment relationship other than claims which arise out of this agreement or the Company's breach thereof. This release of claims includes any claims, whether they are presently known or unknown, or anticipated or unanticipated by you. Your acceptance of this proposal also will release any and all claims under the federal Age Discrimination in Employment Act. You should not construe this reference to age discrimination claims as in any way limiting the general and comprehensive nature of the release of claims provided under this Paragraph 2(A). This release does not waive any vested benefits under any Company retirement plan or benefits under the Wisconsin Worker's Compensation Act. You agree to give up any benefit conferred on you by any order or judgment issued in connection with any legal proceeding against the Company regarding any claim released in this Paragraph 2(A).

     (B) You agree to return to the Company all of its property and all of the property of its present and former officers, directors, stockholders and employees which you possess or over which you have direct or indirect control, including, but not limited to, all monies, records, files, credit cards, office keys, cellular telephones, computers and electronically encoded information such as computer disks, etc., and all copies of such Company property.

     (C) You further agree that you will not disclose, directly or indirectly, the existence or terms of our agreement concerning these matters to any third party; provided, however, that following your obtaining a promise of confidentiality for the benefit of the Company from your tax preparer, accountant, attorney and spouse, you may disclose the terms of this agreement to such of these individuals who has made such a promise of confidentiality and provided, further, that to the extent that the Company discloses any terms or conditions hereof, you may disclose such terms and conditions. This provision shall not prevent you from disclosing such matters in testifying in any hearing, trial or other legal proceeding where you are required to do so.

     (D) You hereby surrender to the Company all options held by you to purchase shares of the Company's common stock, agree not to exercise any of such options and waive all rights with respect thereto. You further agree that all rights you have under any of the agreements governing such surrendered options are hereby terminated.

     (E) You hereby covenant and agree that during the period commencing on the Separation Date and ending on the eighteen (18) month anniversary of the Separation Date (the "Restricted Period"), you will not directly or indirectly use or disclose any Confidential Information. For purposes hereof, "Confidential Information" shall mean all non-Trade Secret Information or proprietary information of the Company which has value to the Company and which is not known to the public or the Company's competitors, generally, including but not limited to, new products, customer lists, pricing policies, employment records and policies, operational methods, marketing plans and strategies, product development techniques and plans, business acquisition plans, methods of manufacture, technical processes, designs, inventions, research programs and results, and source code. Furthermore, you will not directly or indirectly use or disclose any Trade Secret or Trade Secret Information of the Company unless such information ceases to be deemed a Trade Secret or Trade Secret Information by means of one of the exceptions specified below. For purposes hereof, the term "Trade Secret" or "Trade Secret Information" shall have that meaning set forth under applicable law regarding trade secrets and their protection. Trade Secret Information specifically includes all Company-created computer source code and any Confidential Information received from a third party with whom the Company has a binding agreement restricting disclosure of such Confidential Information. Notwithstanding the foregoing, the terms Trade Secret Information and Confidential Information shall not include, and the obligations set forth in this Paragraph 2(E) shall not apply to, any information which (i) is or becomes generally available to the public through no act or omission of you; (ii) is obtained by you in good faith from a third party who discloses such information to you on a non-confidential basis without violating any obligation of confidentiality or secrecy relating to the information disclosed; or (iii) is independently developed by you outside of the scope of your employment with the Company without use of Confidential Information, Trade Secrets or Trade Secret Information.

     (F) You further agree that during the Restricted Period, you will not accept employment, in any managerial or decision-making capacity or in any position involving the selling of products or services, with, or directly or indirectly consult with or provide advice or assistance in the areas of management, operations or sales to, any of the following companies, which you and the Company agree compete with the Company: in the continents of North America or Europe: EXE, Highjump, HK Systems, Inc., (also known as IRISTA), Interbiz, LIS, Manhattan (including its Intrepa division), Marc, McHugh Freeman, Optum, Provia, Retek, SAP, and Uniteq.

     (G) You further agree that during the Restricted Period, you will not, directly or indirectly, solicit business from any Restricted Customer (as defined below) in any manner which competes with products or services offered by the Company, or directly or indirectly divert or attempt to divert any Restricted Customer's business from the Company. For purposes hereof, a "Restricted Customer" is any individual or entity for whom or for which the Company provided products or services during the twenty-four (24) months preceding the Separation Date and with whom or with which you had direct contact during the twenty-four (24) months preceding the Separation Date.

     (H) You further agree that during the Restricted Period, you will not directly or indirectly (i) encourage any employee of the Company to terminate his or her employment with the Company or (ii) solicit such an individual for employment outside of the Company.

     (I) You hereby agree that the nature of the Company's business and the nature and scope of the restrictions set forth in Paragraphs 2(E), 2(F), 2(G) and 2(H), above, are appropriate, necessary and reasonable for the protection of the Company's business, goodwill and property rights. You further acknowledge and agree that the restrictions imposed therein will not prevent you from earning a living. You further acknowledge and agree that the Company may, at its sole discretion, disclose the covenants in Paragraphs 2(E), 2(F), 2(G) and 2(H), above, to any of your prospective or future employers and may send, or otherwise make such provisions hereof known to, any such prospective or future employers. You further agree that each of your covenants in Paragraphs 2(E), 2(F), 2(G) and 2(H), is independent and made separately and that the invalidity of any of such covenants shall not affect the validity of any of the other covenants.

     (J) You hereby further agree to submit your written resignation as a director of the Company, effective on the Separation Date.

     (K) You agree to continue to pay all interest due on the Note which is not paid under Paragraph 1(E)(i), above, and to execute a Promissory Note Modification Agreement, in the form attached hereto as Exhibit A.

     3. Acceptance and Revocation Procedures. The Company wishes to ensure that you voluntarily agree to the terms contained in this proposal and do so only after you fully understand them. Accordingly, the following procedures shall apply:

     (A) You agree and acknowledge that you have read this agreement, understand its contents, and may agree to the terms of this document by signing and dating it and returning the signed and dated document to the Company (addressed to Mr. Douglas B. Coder, Chairman, Catalyst International, Inc., 8989 North Deerwood Drive, Milwaukee, Wisconsin 53223, and marked "Personal and Confidential") so that it is received by the Company either by hand delivery or United States certified mail on or before 5:00 p.m., Central time, on the date which is twenty-one (21) days after you receive this agreement. The sooner you sign and return this agreement, the sooner you will receive the benefits described in Paragraph 1, above.

     (B) You agree and acknowledge that you have been advised by the Company to consult with an attorney prior to signing this agreement.

     (C) You agree and acknowledge that this agreement provides you with economic benefits from the Company which, in their totality, are greater than those to which you otherwise would be entitled.

     (D) You understand that this agreement, at Paragraph 2(A), above, includes a final general release, including a release of all claims under the Age Discrimination in Employment Act.

     (E) You understand that you have seven (7) days after signing this agreement within which to revoke your acceptance of it (the "Revocation Period"). Such revocation will not be effective unless written notice of the revocation is received by the Company either by hand delivery or United States certified mail (addressed to Mr. Douglas B. Coder, Chairman, Catalyst International, Inc., 8989 North Deerwood Drive, Milwaukee, Wisconsin 53223, and marked "Personal and Confidential") by the tenth (10th) calendar day following the date you signed this document.

     (F) This document will not be binding or enforceable unless you have signed and delivered this document as provided in Paragraph 3(A), above, and have chosen not to exercise your revocation rights, as described in Paragraph 3(E), above. If you give timely notice of your intention to revoke your acceptance of the terms set forth in this document, this agreement shall become null and void, and all rights and claims of the parties which would have existed, but for the acceptance of this document's terms, shall be restored.

     (G) You represent and warrant to the Company that, in the event you choose to accept the terms of this proposal by signing this agreement, the date and time appearing above your name on the last page of this document shall be the actual date and time on which you have signed the agreement.

     4. Miscellaneous. Should you accept the terms of the Company's proposal, its terms will be governed by the following:

     (A) This document constitutes the complete understanding between you and the Company concerning all matters affecting your employment with the Company and the termination thereof. If you accept this proposal, this document supersedes all prior agreements, understandings and practices concerning such matters, including, but not limited to, any Company personnel documents, handbooks, policies and any prior customs or practices of the Company and including, without limitation, the letter of October 23, 1998, between you and the Company and the Non-Qualified Stock Option Agreements between you and the Company dated December 6, 1996, March 12, 1997, March 12, 1997, April 28, 1997, April 9, 1998, December 3, 1999 and December 1, 2000,
respectively.

     (B) Nothing in the releases contained in this agreement should be construed as an admission of wrongdoing or liability on the part of either the Company or you. Both of us deny any liability to the other. Such provisions are included merely to wrap up all loose ends between us.

     (C) This document and its interpretation shall be governed and construed in accordance with the laws of the State of Wisconsin and shall be binding upon the parties hereto and their respective successors and assigns.

     (D) In the event that you breach any provision of this agreement, you agree that the Company may suspend all additional payments under this agreement, recover any damages suffered as a result of such breach and recover from you any reasonable attorneys' fees or costs it incurs as a result of your breach. If you are successful in such action, then the Company will pay to you any reasonable attorneys' fees or costs you incur in a defense of such action or in enforcing your rights hereunder. In addition, you agree that the Company may seek injunctive or other equitable relief as a result of a breach by you of any provisions of this agreement, including without limitation, the provisions of subparagraphs 2(E), 2(F), 2(G) and 2(H), above.

     (E) If there is any dispute between you and the Company concerning the terms and conditions of this agreement or any interpretation thereof, you and the Company agree to submit such dispute to binding arbitration in accordance with the American Arbitration Association Commercial Arbitration Rules. Arbitration shall be held in Milwaukee, Wisconsin upon request of either party in writing for arbitration in accordance with this Paragraph 4(E). The arbitration shall be held in front of three (3) arbitrators and each of you and the Company will have the right to appoint one (1) arbitrator. The two (2) arbitrators so selected shall then select a third arbitrator and all decisions thereafter shall be made by a majority of such three (3) selected arbitrators. Unless otherwise agreed between you and the Company, discovery shall be permitted in such arbitration provided that all discovery is completed within ninety (90) days of the filing of the demand for arbitration. Any award rendered in the arbitration shall be limited to those remedies available to any court of competent jurisdiction. The award rendered shall be final and binding upon the parties and judgment therein may be entered in any court of competent jurisdiction. Nothing in this subparagraph 4(E) shall prevent the Company from seeking injunctive or other equitable relief from a court of competent jurisdiction to enforce a breach by you of your covenants hereunder.

     (F) Each of you and the Company will, during the Restricted Period, refrain from making any statements which could reasonably be expected to become public and to damage the reputation (financial or otherwise) of the other.

     (G) The Company may rely on the advice of its counsel and accountants as to the appropriate tax treatment of the payments due to you hereunder.

     If the foregoing is acceptable to you, please sign and date this document below and return it as provided by its terms.

                                          Very truly yours,

                                          CATALYST INTERNATIONAL, INC.

                                          By: /s/ Douglas B. Coder
                                             ---------------------------
                                          Douglas B. Coder, Chairman


I agree with and accept the terms
contained in this agreement and agree
to be bound by them.

Dated this 3rd day of April 2001.

Time: 3:30 Central


/s/ Sean P. McGowan
---------------------------
Sean P. McGowan

                                   EXHIBIT A

                      PROMISSORY NOTE MODIFICATION AGREEMENT

     This Promissory Note Modification Agreement (the "Agreement" is made and entered into on April ___, 2001 (the "Agreement Date"), to be effective as of March ___, 2001 (the "Effective Date"), by and between Sean P. McGowan, individually, ("Borrower"), and Bank One, Wisconsin ("Lender").

                                   Recitals

     A. Borrower has executed a promissory note in the amount of $100,000.00 and dated September 17, 1999, in favor of Lender (the "Note").

     B. The Note has at all times been, and is now, continuously and without interruption, outstanding in favor of Lender.

     C. Borrower has been terminated from employment with Catalyst International, Inc. ("Catalyst") and has entered into a severance agreement with Catalyst dated April 2, 2001 (the "Separation Agreement").

     D. As of the date of the Separation Agreement, the Borrower surrendered to Catalyst all of the stock options he held in Catalyst.

     E. Borrower has requested that the Note be modified to the limited extent as hereinafter set forth, and Lender has agreed to such modification.

                                  Agreement

     NOW, THEREFORE, by mutual agreement of the parties and in mutual consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note is modified as hereinafter indicated.

     1. ACCURACY OF RECITALS. Borrower acknowledged the accuracy of the Recitals, stated above.

     2. MODIFICATION OF PROMISSORY NOTE. The following provisions are deemed to be part of the Note, and any contrary provisions in the Note are deemed to be modified hereby:

     2.1 The first sentence of the section entitled "PAYMENT" is hereby amended and restated to read as follows:

     "This Note shall be payable as follows: Interest shall be due and payable monthly as it accrues, commencing on April 17, 2001, and continue on the same day each month thereafter during the term of this Note, and the outstanding principal balance of this Note, together with all accrued but unpaid interest, shall be due and payable on September 30, 2002."

     2.2 The section entitled "ADDITIONAL PROVISION-REPAYMENT" is hereby amended and restated to read as follows:

     "The outstanding principal and all outstanding interest owing under this Note shall be due and payable on September 30, 2002."

     2.3 Each of the Loan Documents is modified to provide that it shall be a default or an event of default thereunder if Borrower shall fail to comply with any of the covenants of Borrower herein or if any representation or warranty by Borrower herein or by any guarantor of the Loan in any Acknowledgement and Consent attached to this Agreement is materially Incorrect or misleading on the Agreement Date. As used in this Agreement, "Loan Documents" shall include the Note, this Agreement and all other documents executed by Borrower or others in connection with the Loan that is evidenced by the Note. "Loan Documents" shall not include any security agreement executed by Borrower with respect to his Catalyst stock options.

     2.4 Each reference in any Loan Document to that or any other Loan Document shall be deemed to be a reference to such Loan Document, as modified herein.

     3. RATIFICATION OF LOAN DOCUMENTS AND COLLATERAL. The Loan Documents are ratified and affirmed by Borrower and shall remain in full force and effect. Any property, and rights to or interests in property, that were granted as security in the Loan Documents shall remain as security for the Loan and the obligations of Borrower in the Loan Documents.

     4. BORROWER REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender that, as of the later of the Agreement Date and the Effective Date:

     4.1 No default or event of default under any of the Loan Documents as modified hereby, nor any event that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Loan Documents, has occurred and is continuing.

     4.2 Except for the termination of Borrower's employment with Catalyst, there has been no material adverse change in the financial conditions of Borrower or any other person whose financial statement has been delivered to Lender in connection with the Note from the most recent financial statement received by Lender.

     4.3 Except for the termination of Borrower's employment with Catalyst, all representations and warranties of Borrower in the Loan Documents are accurate.

     4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Loan Documents.

     4.5 The Note and the other Loan Documents executed by Borrower are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.

     5. BORROWER OBLIGATIONS. Contemporaneously with the execution and delivery of this Agreement, Borrower:

     5.1 Agrees to promptly execute, deliver, and provide to Lender such additional agreements, documents, and instruments as are reasonably required by Lender to effectuate the intent of this Agreement.

     5.2 Fully, finally, and forever releases and discharges Lender and its successors, assigns, directors, officers, employees, agents, and representatives from any and all of Borrower's actions, causes of action, claims, debts, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity, whether now known or unknown to Borrower, (i) in respect of the Loan, the Loan Documents, or the actions or omissions of Lender with respect to the Loan or the Loan Documents and (ii) arising from events occurring prior to the Agreement Date.

     6. EXECUTION AND DELIVERY OF AGREEMENT BY LENDER. Lender shall not be bound by this Agreement until (i) Lender has executed and delivered this Agreement, (ii) Borrower has performed all of the obligations of Borrower under this Agreement to be performed contemporaneously with the execution and delivery of this Agreement, (iii) Borrower has entered into a severance agreement in form and substance reasonably satisfactory to the Lender evidencing the Borrower's ability to repay the Note in accordance with its terms as modified hereby, and (iv) the guarantor of the Loan has executed the Acknowledgement and Consent attached to this Agreement.

     7. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Loan Documents as modified herein contain the complete understanding and agreement of Borrower and Lender with respect to the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Loan Documents may be changed, discharged, supplemented, terminated, or waived, except in a writing signed by the parties thereto.

     8. BINDING EFFECT. The Loan Documents shall be binding upon and shall inure to the benefit of Borrower and Lender and their successors and assigns, as well as the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower, provided, however, that Borrower may not assign any rights nor delegate any obligations under the Loan Documents, and any purported assignment or delegation thereof shall be void.

     9. CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without giving effect to conflicts of law principles.

    10. COUNTERPART EXECUTION. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to form one physical document.

    11. NOT A NOVATION. This Agreement is a modification only and not a novation. Except for the modifications expressly set forth in this Agreement, the Note and each other Loan Document, and all the terms and conditions thereof, shall be and remain in full force and effect, with the changes herein deemed to be incorporated therein. This Agreement is to be considered attached to the Note and made a part thereof. This Agreement shall not release or affect the liability of any guarantor, surety or endorser of the Note or the Loan, or release any owner of collateral securing the Note or the Loan. The validity, priority and enforceability of the Promissory Note shall not be impaired hereby.

     IN WITNESS WHEREOF, Borrower has executed and delivered this Promissory Note Modification Agreement on the Agreement Date, with effect as of the Effective Date.

                                        BORROWER:
                                        ___________________________________
                                        Sean P. McGowan


LENDER'S ACKNOWLEDGMENT AND AGREEMENT:

The foregoing Promissory Note Modification Agreement is hereby acknowledged and agreed to this _____ day of March, 2001.

                                        BANK ONE, WISCONSIN

                                        By:_________________________________
                                        Patrick C. O'Connor, Vice President


ACKNOWLEDGMENT AND CONSENT BY GUARANTOR:

The undersigned hereby (i) consents to the modification of the Loan Documents and to all other matters in the foregoing Agreement; (ii) reaffirms the guaranty executed by the undersigned dated September 17, 1999, and any other agreements, documents and instruments securing or otherwise related thereto (the "Guarantor Documents"); (iii) acknowledges that the Guarantor Documents continue in full force and effect, remain unchanged (except as specifically modified hereby) and are valid, binding and enforceable in accordance with their respective terms; (iv) agrees that all references, if any, in the Guarantor Documents to the Loan Documents are modified to refer to those documents as modified by the Agreement; and (v) agrees to be bound by the release of Lender as set forth in the Agreement. All capitalized terms above not otherwise defined have the meanings given them in the foregoing Agreement.

                                       CATALYST INTERNATIONAL, INC.


                                       By: _________________________________
                                       Its: ________________________________


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